Exhibit 32
                         SECTION 1350 CERTIFICATIONS OF
               CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

         In connection with the Report of Net2Phone, Inc. (the "Company") on Form 10-Q for the fiscal quarter ended October 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Stephen
M. Greenberg, the Chief Executive Officer, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge, the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:   December 15, 2003


                                                       /s/  Stephen M. Greenberg
                                                       -------------------------
                                                       Stephen M. Greenberg
                                                       Chief Executive Officer

         In connection with the Report, I, Arthur Dubroff, the Chief Financial Officer, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge, the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated:  December 15, 2003


                                                         /s/  Arthur Dubroff
                                                         -----------------------
                                                         Arthur Dubroff
                                                         Chief Financial Officer